UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 20, 2016

RAIT Financial Trust

(Exact name of registrant as specified in its charter)

Maryland	001-14760	23-2919819
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Logan Square, 100 N. 18th Street, 23rd Floor Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 207-2100

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

RAIT Financial Trust (“RAIT”) previously disclosed entry into a Securities and Asset Purchase Agreement, dated September 27, 2016 (the “Purchase Agreement”), pursuant to which Independence Realty Trust, Inc. (“IRT”) will complete a management internalization and separation from RAIT and certain of its subsidiaries (the “Internalization”). On October 5, 2016, the parties completed the first closing under the Purchase Agreement which consisted of IRT repurchasing all of the shares of IRT common stock owned by certain of RAIT’s subsidiaries. On December 20, 2016, the parties completed the second closing under the Purchase Agreement. At the second closing, RAIT sold a subsidiary, Independence Realty Advisors, LLC, previously the external advisor of IRT, and certain assets of a subsidiary, Jupiter Communities, LLC (d/b/a RAIT Residential), RAIT’s multi-family property manager, to IRT for $43 million, subject to pro-rations, plus the assumption of certain liabilities relating to the multi-family property management business.

Simultaneously with the second closing, RAIT entered into a Shared Services Agreement (the “Shared Services Agreement”) with IRT. Pursuant to the terms of the Shared Services Agreement, RAIT and IRT will provide each other with transitional services, including but not limited to accounting, human resources, information technology, real estate and legal services, for a period of six months. In consideration for the various services provided by RAIT and IRT, IRT will pay RAIT net fees of $777,168 for the six-month term (i.e., $129,528 per month).

The foregoing description of the Shared Service Agreement and the references to the Purchase Agreement do not purport to be complete and are qualified in their entireties by reference to the Shared Services Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein, and the Purchase Agreement, which was filed as Exhibit 10.1 to RAIT’s Current Report on Form 8-K filed on September 27, 2016.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

In its Current Report on Form 8-K filed on December 16, 2016, RAIT previously disclosed entry into a separation agreement (the “Schaeffer Separation Agreement”) and a consulting agreement (the “Schaeffer Consulting Agreement”) with Scott F. Schaeffer, pursuant to which Mr. Schaeffer would resign as Chief Executive Officer (“CEO”), and as a trustee of RAIT, and would become a consultant to RAIT for the period of one year following the second closing under the Purchase Agreement. Simultaneously with the second closing under the Purchase Agreement, the Schaeffer Separation Agreement and the Schaeffer Consulting Agreement became effective and Mr. Schaeffer resigned as CEO and as a trustee of RAIT and now serves as a consultant to RAIT.

In its Current Report Form 8-K filed on November 7, 2016, RAIT previously disclosed entry into an employment agreement with Scott L. N. Davidson, pursuant to which Mr. Davidson would be elevated to the office of Chief Executive Officer of RAIT upon the resignation of Mr. Schaeffer. Simultaneously with Mr. Schaeffer’s resignation, Mr. Davidson has been appointed Chief Executive Officer of RAIT. In addition, the Board of Trustees of RAIT has elected Mr. Davidson to fill the vacancy on the Board of Trustees caused by Mr. Schaeffer’s resignation until the next annual meeting of shareholders of RAIT.

Item 8.01	Other Events.

On December 20, 2016, RAIT issued a press release announcing the completion of the Internalization. A copy of the press release is attached as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits filed as part of this Current Report on Form 8-K are identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT FINANCIAL TRUST

Date: December 20, 2016	By:	/s/ Scott L. N. Davidson
	Name:	Scott L. N. Davidson
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Shared Services Agreement, dated December 20, 2016, by and among Independence Realty Trust, Inc. and RAIT Financial Trust
99.1	Press Release